Defiance 485BPOS

Exhibit 99(d)(xliv)(iii)

THIRD AMENDMENT TO THE

SUB-ADVISORY ADVISORY AGREEMENT

This Third Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of April 9, 2024, by and between TIDAL INVESTMENTS LLC (formerly, Toroso Investments, LLC) (the “Adviser”) and ZEGA Financial, LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of August 15, 2023 (the “Agreement”).

B.	The parties desire to amend and restate Schedule A to the Agreement to reflect the addition of the following new series:

●	Defiance Gold Enhanced Options Income ETF

●	Defiance Silver Enhanced Options Income ETF

●	Defiance Oil Enhanced Options Income ETF; and

●	Defiance Treasury Enhanced Options Income ETF.

C.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By:	/s/ Dan Carlson
Name:	Dan Carlson
Title:	CFO

ZEGA Financial, LLC

By:	/s/ Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	CEO

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Amended and Restated Schedule A to the Sub-Advisory Agreement

by and between Tidal Investments LLC and ZEGA Financial, LLC

(April 9, 2024)

Fund Name	Sub- Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Defiance Nasdaq 100 Enhanced Options Income ETF	*	September 13, 2023	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance S&P 500 Enhanced Options Income ETF	*	September 18, 2023	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance R2000 Enhanced Options Income ETF	*	September 30, 2023	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Treasury Alternative Yield ETF	**	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Developed Markets Enhanced Options Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Emerging Markets Enhanced Options Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Nasdaq 100 Target Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None

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Defiance S&P 500 Target Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance R2000 Target Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Gold Enhanced Options Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Silver Enhanced Options Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Oil Enhanced Options Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Treasury Enhanced Options Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None

*	Minimum of $36,000 with fee breakpoints as follows:

17.5 bps on AUM less than $250M

16.5 bps on AUM between $250M and less than $500M

15.5 bps on AUM between $500M and less than $1 B; and

14.5 bps on AUM > $1 B and higher

**	Minimum of $36,000 with fee breakpoints as follows:

0.12% on AUM of less than $250MM

0.11% on AUM between $250MM and less than $500MM

0.10% on AUM between $500MM and less than $1B; and

0.09% on AUM from $1B and higher

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